                      EXHIBIT 99-5(b): POLICY ILLUSTRATION
                                                 ING ReliaStar Life of New York
SELECT(*)LIFE NY II                               1000 Woodbury Road, Suite 102
A Variable Universal Life Insurance Policy                  Woodbury, NY  11797
--------------------------------------------------------------------------------

                               POLICY ILLUSTRATION
                                Variable Account


The purpose of this illustration is to show how the performance of the underlying variable investment options could affect the policy cash value and death benefit assuming the current policy costs continue. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

May 2002 Prospectus                                                 Basic Death Benefit Guarantee (DBG) to end of year:        5
         Male 40   No Tobacco                                                              Extended DBG to end of year:       34
         State of Issue:  New York
                                                                              Illustrated Extended DBG expires in year:        1
Initial Total Face Amount:  $100,000
Initial Death Benefit Option: A (Level)
Annual Premium:  $1,200.00



                                           -----------------------------------------------------------------------------------------
                                                                                CURRENT POLICY COSTS
                                              0.00% Gross Hypothetical Return                   12.00% Gross Hypothetical Return
                                                    (-0.80% Net Return)                                    (11.20% Net Return)
                                           -----------------------------------------------------------------------------------------


               End of                                       Cash                                              Cash
                 Yr         Premium       Accumulation    Surrender     Death               Accumulation    Surrender       Death
     Yr         Age          Outlay          Value         Value       Benefit                  Value         Value        Benefit
     --         ---          ------          -----         -----       -------                  -----         -----        -------
     1           41           1,200            679              0      100,000                    787            84         100,000
     2           42           1,200          1,333            708      100,000                  1,640         1,015         100,000
     3           43           1,200          1,959          1,412      100,000                  2,564         2,017         100,000
     4           44           1,200          2,564          2,095      100,000                  3,573         3,105         100,000
     5           45           1,200          3,149          2,758      100,000                  4,679         4,288         100,000
                              -----
                              6,000

     6           46           1,200          3,717          3,404      100,000                  5,893         5,580         100,000
     7           47           1,200          4,266          4,032      100,000                  7,227         6,993         100,000
     8           48           1,200          4,798          4,642      100,000                  8,694         8,538         100,000
     9           49           1,200          5,309          5,231      100,000                 10,306        10,228         100,000
     10          50           1,200          5,796          5,796      100,000                 12,075        12,075         100,000
                              -----
                             12,000

     15          55           1,200          9,320          9,320      100,000                 25,985        25,985         100,000

                                           -----------------------------------------------------------------------------------------
                                                                                CURRENT POLICY COSTS
                                           0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                                    (-0.80% Net Return)                                    (11.20% Net Return)
                                           -----------------------------------------------------------------------------------------

               End of                                       Cash                                              Cash
                 Yr         Premium       Accumulation    Surrender     Death               Accumulation    Surrender       Death
     Yr         Age          Outlay          Value          Value      Benefit                  Value         Value        Benefit
     --         ---          ------          -----          -----      -------                  -----         -----        -------
     20          60           1,200         11,846         11,846      100,000                 48,695        48,695         100,000

     25          65           1,200         12,994         12,994      100,000                 86,786        86,786         105,880

     30          70           1,200         12,291         12,291      100,000                150,396       150,396         174,460

     35          75           1,200          8,945          8,945      100,000                155,625       225,625         273,519

    *40          80           1,200              0              0            0                430,433       430,433         451,955

     45          85           1,200              0              0            0                716,568       716,568         752,397

     50          90           1,200              0              0            0              1,178,754     1,178,754       1,237,692

     55          95           1,200              0              0            0              1,938,005     1,938,005       1,957,386

     60         100           1,200              0              0            0              3,237,236     3,237,236       3,237,237

     61         101               0              0              0            0              3,585,339     3,585,339       3,585,339

     65         105               0              0              0            0              5,394,653     5,394,653       5,394,654

     70         110               0              0              0            0              8,990,247     8,990,247       8,990,248

*  Year 1
   The Extended Death Benefit Guarantee expires.

*  Year 40, Month 12
   Basted on current costs and 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated.
   Additional premiums would be required to continue the coverage.

                               POLICY ILLUSTRATION
                                Variable Account


The purpose of this illustration is to show how the performance of the underlying variable investment options could affect the policy cash value and death benefit assuming the maximum policy costs guaranteed in the policy were charged. This illustration is hypothetical and may not be used to project or predict investment results.

Premiums are paid at the beginning of the year. The cash value and death benefit are shown as of the end of each policy year.

Prepared for:

May 2002 Prospectus                                             Basic Death Benefit Guarantee (DBG) to end of year:        5
         Male 40   No Tobacco                                                          Extended DBG to end of year:       34
State of Issue:  New York
                                                                          Illustrated Extended DBG expires in year:        1
Initial Total Face Amount:  $100,000
Initial Death Benefit Option: A (Level)
Annual Premium:  $1,200.00


                                           -----------------------------------------------------------------------------------------
                                                                          MAXIMUM GUARANTEED POLICY COSTS
                                           0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                                 (-0.80% Net Return)                                   (11.20% Net Return)
                                           --------------------------------------- ------------ ------------------------------------


               End of                                       Cash                                              Cash
                 Yr         Premium       Accumulation    Surrender     Death               Accumulation    Surrender       Death
     Yr         Age          Outlay          Value         Value       Benefit                  Value         Value        Benefit
     --         ---          ------          -----         -----       -------                  -----         -----        -------
     1           41           1,200            456              0      100,000                   549             0         100,000
     2           42           1,200            890            265      100,000                 1,138           514         100,000
     3           43           1,200          1,301            754      100,000                 1,773         1,226         100,000
     4           44           1,200          1,687          1,218      100,000                 2,455         1,986         100,000
     5           45           1,200          2,048          1,658      100,000                 3,189         2,799         100,000
                              -----
                              6,000

     6           46           1,200          2,381          2,069      100,000                 3,978         3,666         100,000
     7           47           1,200          2,685          2,451      100,000                 4,826         4,592         100,000
     8           48           1,200          2,958          2,802      100,000                 5,737         5,581         100,000
     9           49           1,200          3,198          3,120      100,000                 6,718         6,640         100,000
     10          50           1,200          3,403          3,403      100,000                 7,773         7,773         100,000
                              -----
                             12,000

     15          55           1,200          5,343          5,343      100,000                16,502        16,502         100,000

     20          60           1,200          5,527          5,527      100,000                29,519        29,519         100,000

     25          65           1,200          2,833          2,833      100,000                49,638        49,638         100,000


                                           -----------------------------------------------------------------------------------------
                                                                          MAXIMUM GUARANTEED POLICY COSTS
                                           0.00% Gross Hypothetical Return                      12.00% Gross Hypothetical Return
                                                 (-0.80% Net Return)                                   (11.20% Net Return)
                                           -----------------------------------------------------------------------------------------

               End of                                       Cash                                              Cash
                 Yr         Premium       Accumulation    Surrender     Death               Accumulation    Surrender       Death
     Yr         Age          Outlay          Value         Value       Benefit                  Value         Value        Benefit
     --         ---          ------          -----         -----       -------                  -----         -----        -------
     30          70           1,200              0              0            0                 83,083        83,083         100,000

     35          75           1,200              0              0            0                140,914       140,914         150,779

     40          80           1,200              0              0            0                235,497       235,497         247,272

     45          85           1,200              0              0            0                384,896       384,896         404,141

     50          90           1,200              0              0            0                614,375       614,375         645,094

     55          95           1,200              0              0            0                985,518       985,518         995,374

     60         100           1,200              0              0            0              1,633,128     1,633,128       1,633,128

     61         101               0              0              0            0              1,805,045     1,805,045       1,805,045

     65         105               0              0              0            0              2,693,928     2,693,928       2,693,928

     70         110               0              0              0            0              4,444,279     4,444,279       4,444,280

*  Year 28, Month 7
   Based on the maximum guaranteed costs and a 0% hypothetical rate of return illustrated, the policy would lapse and cannot be illustrated. Additional premiums would be required to continue the coverage.

                  VARIABLE INFORMATION ABOUT YOUR ILLUSTRATION


This is an illustration, not a contract, and must be preceded or accompanied by a current Prospectus.

This illustration does not recognize that, because of inflation, a dollar in the future has less value than a dollar today.

The values illustrated comply with the Internal Revenue Code definition of life insurance.

Premium Outlay is the total out of pocket expense. The premium outlay represents the premiums paid, less any withdrawals and loans, plus loan interest paid in cash. The premium outlay is shown on an annual basis.

GROSS HYPOTHETICAL RETURNS. The gross hypothetical annual returns shown are illustrative only and should not be deemed a representation of past or future rates of return. No representation may be made by your registered representative or ReliaStar Life Insurance Company of New York that these hypothetical rates of return can be achieved or sustained over any period of time. The death benefits and cash surrender values for a policy will be different from those shown, even if the actual rates of return averaged the hypothetical rate of return illustrated over a period of years but fluctuated above or below that average at any time during the period.

VARIABLE INVESTMENT OPTIONS. The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on a gross hypothetical rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus, and the assumption that the accumulation value is at all times invested in equal proportions among all available variable investment options. The arithmetic average annual expenses of all variable investment options is 0.80%.

In this illustration, premiums have been allocated in equal proportions to each of the variable investment options. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -0.80% and 11.20% respectively for amounts allocated to the variable investment options.

For current costs, the variable accumulation value charge on an annual basis is equal to 0.40% of the Variable Account assets. For maximum guaranteed costs, the variable accumulation value charge on an annual basis is equal to 0.60%.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times allocated according to the illustrated allocations. Variable investment options can be changed or transferred between the variable investment options of the policy without creating a taxable event. Currently, there is no charge on the first 24 transfers in a policy year, but there is a charge of $25.00 for each subsequent transfer. We reserve the right to limit transfers to twelve per policy year and charge $25.00 for transfers in excess of twelve per policy year.

FIXED ACCOUNT. A portion of premiums and accumulation values may also be allocated to the Fixed Account. The Fixed Account is an interest paying account that offers a guarantee of both principal and interest at a minimum annual rate of 4.00% on amounts credited to the account. ReliaStar Life Insurance Company of New York has complete ownership and control of all of the assets of the Fixed Account. For current interest crediting rates on the Fixed Account, ask your registered representative. All guarantees are backed by the assets of ReliaStar Life Insurance Company of New York.

DEATH BENEFIT OPTION. Under Option A (Level), the death benefit until age 100 is equal to the face amount. Under Option B (Variable), the death benefit until age 100 is equal to the face amount plus the accumulation value. Under both options, a greater death benefit will apply if the minimum death benefit to qualify as life insurance based on the Death Benefit Qualification Test exceeds the amount described above. The death benefit after age 100 is equal to the accumulation value. The initial Death Benefit Option assumed in this illustration is A (Level).

BASIC DEATH BENEFIT GUARANTEE. The Basic Death Benefit Guarantee is in effect for 5 policy years provided minimum premiums (net of policy loans and withdrawals) are paid. The Basic Death Benefit Guarantee prevents the policy from lapsing even if the cash surrender value is not sufficient to cover the monthly deduction due. The Basic Death Benefit Guarantee, while in effect, provides for payment of the policy death benefit regardless of variable investment option performance. The guaranteed death benefit is based upon the claims paying ability of ReliaStar Life Insurance Company of New York. Please see the Prospectus for a full explanation of this provision.

EXTENDED DEATH BENEFIT GUARANTEE. The Extended Death Benefit Guarantee is in effect for 34 policy years provided extended minimum (target) premiums (net of policy loans and withdrawals) are paid. The Extended Death Benefit Guarantee, while in effect, provides for payment of the policy death benefit regardless of variable investment option performance. Please see the Prospectus for a full explanation of this provision. The Extended Death Benefit Guarantee expires in year 1.

MINIMUM MONTHLY PREMIUM. A minimum monthly premium of $52.00 is required to issue the policy and is guaranteed to maintain the base policy death benefit guarantee. This minimum premium will change if increases or decreases are made in any of the policy benefits.

DEDUCTIONS AND CHARGES. A premium expense charge is deduced from each premium paid. The accumulation value of the policy is subject to several charges: a monthly administration charge, a variable accumulation value charge, and the cost of insurance for the base policy and any riders. Surrender charges are applicable for the first 10 years and the first 10 years following any requested increase in the face amount.

TAXATION. Tax laws are complex and change frequently. Changes in premium payments from those illustrated or other changes made to the illustrated policy after issue may result in classification as a Modified Endorsement Contract
(MEC). Distributions from a Modified Endowment Contract, including loans, are taxable as income in the year received to the extent that the accumulation value of the policy prior to the distribution exceeds the total premiums paid. In addition, distributions may be subject to an additional 10% income tax penalty if taken before age 59 1/2. For complete information on how distributions from this policy may affect your personal tax situation, always consult your professional tax advisor.

ISSUER. Select(*)Life NY II is a product of ReliaStar Life Insurance Company of New York located at 1000 Woodbury Road, Suite 102, Woodbury, NY 11797. The general distributor is ING America Equities, Inc., located at 1290 Broadway, Denver, CO 80203. Both companies are members of ING Group. Form #86-025.

INITIAL PREMIUM LIMITS SUMMARY.
         Basic Minimum Premium:                                     $    624.00
         Extended Minimum (Target) Premium:                         $  1,272.00
         Guideline Level Premium:                                   $  1,722.53
         Guideline Single Premium:                                  $ 20,260.49
         MEC 7-Pay Premium:                                         $  4,363.96

                      ILLUSTRATION SUMMARY AND DISCLOSURE
                                Variable Account


The page summarizes information from the previous ledger pages and outlines some important policy provision. Review the information presented below. If acceptable, sign, date, and return this illustration, along with the application for insurance, to ReliaStar Life Insurance Company of New York.

Prepared for:

May 2002 Prospectus                                       Basic Death Benefit Guarantee (DBG) to end of year:        5
         Male 40 No Tobacco                                                      Extended DBG to end of year:       34
State of Issue:  New York
                                                                    Illustrated Extended DBG expires in year:        1
Initial Total Face Amount:  $100,000
Initial Death Benefit Option: A (Level)
Annual Premium:  $1,200.00


The summary is based on the premium outlay in the policy illustration. The cash value and death benefit are shown as of the end of the year.

------------------------------------------------------------------------------------------------------------------------------------
                                        GUARANTEED COSTS                                     CURRENT COSTS
                                    0.00% Gross Annual Return         0.00% Gross Annual Return        12.00% Gross Annual Return
                                        (0.80% Net Return)               (-0.80% Net Return)                (11.20% et Return)
------------------------------------------------------------------------------------------------------------------------------------
Year 10, Age 50
   Cash Surrender Value:                        3,403                              5,796                           12,075
   Death Benefit:                             100,000                            100,000                          100,000

Year 20, Age 60
   Cash Surrender Value:                        5,527                             11,846                           48,695
   Death Benefit:                             100,000                            100,000                          100,000

Projected age when
   Death Benefit ends:                             67                                 79                     Does not end
------------------------------------------------------------------------------------------------------------------------------------

You may adjust your payment amounts, within limits, to extend or increase the cash value and death benefit.

I understand that:

PURCHASE OF LIFE INSURANCE. I am buying a flexible premium cash value variable life insurance policy issued by ReliaStar Life Insurance Company of New York.

RECEIPT OF PROSPECTUS. I received the current Prospectus describing the terms and operation of the policy and the underlying portfolios. I'm keeping the Prospectus for further reference. I understand the policy has some features comparable to and others different from a traditional life insurance policy. I realize this Disclosure Statement highlights some, but not all, of the important aspects of the policy and that I should examine the Prospectus prior to purchasing a policy.

INSURANCE PROTECTION. The policy provides insurance protection for life. At attained age 100, the death benefit becomes equal to the accumulation value of the policy. The policy remains in force during the Basis Death Benefit Guarantee period, without regard to the cash surrender value, if on each monthly anniversary as described in the policy the total premiums paid, less any partial withdrawals or policy loans, equals or exceeds the total required premium payments specified in the policy. All rider charges and monthly amount charges cease. No additional premium will be accepted. Policy loans and withdrawals are available, but may cause the policy to lapse. Increases in the death benefit are not permitted.


VARIABLE INVESTMENT OPTIONS ALLOCATION. I may allocate a net premium (amount remaining after expense deductions) among one or more variable investment options, each of which invests in one of the available portfolios. Each portfolio has a different investment objective, as described in the current Prospectus. In allocating net premiums to a variable investment option, the investment performance of the underlying portfolios I select will impact the policy accumulation value and may impact the death benefit. Thus, the investment risk for those amounts is mine, and no minimum accumulation value in any variable investment option(s) is guaranteed. I may also allocate net premiums to the Fixed Account, which the Company guarantees both as to principal and interest at a minimum annual rate of 4.00%.

SELECTED PORTFOLIO. The variable investment options I select have varying portfolio operating expenses. Changes to the selected variable investment options and the allocation percentages will have an impact on the policy cash values. This illustration assumes the arithmetic average annual expense of all variable investment options is 0.80%.

ILLUSTRATIONS. The illustrations in the Prospectus present hypothetical investment results and those presented by the Company's representative will utilize hypothetical and/or historical investment results. Neither hypothetical nor historical investment returns are guaranteed. The cash value feature is based on the value of the variable investment options underlying the policy. The cash value is not guaranteed, and because of the risk inherent in a variable policy, it may lose value. The values set forth are illustrative only and are not intended to predict actual performance. They are intended to help explain how the policy operates and are not deemed to represent future investment results. Actual investment results may be more or less and depend on a number of factors, as explained in the Prospectus.

CHARGES AND DEDUCTIONS. As described in the Prospectus, there are (a) charges made against each premium payment and (b) monthly deductions against the accumulation value for the cost of insurance, administrative charges and variable accumulation value charges assumed by the Company. If I surrender the policy or allow it to lapse during the first 10 years after issue or an increase, a surrender charge will be imposed.

LOANS AND WITHDRAWALS. Policy loans and partial cash withdrawals are available, subject to certain limits and charges as explained in the Prospectus. Excessive policy loans and withdrawals may cause the policy to lapse. If, at any time, the amount of the policy loan exceeds the cash surrender value, the grace period goes into effect and the policy may lapse. Policy loans and partial withdrawals may cause the Basic Death Benefit Guarantee to terminate. Policy loans and withdrawals will reduce the policy's death benefit and available cash value.

TAX MATTERS. The Company does not provide legal or tax advice in reference to this life insurance policy. I acknowledge that the section in the Prospectus, "Federal Tax Matters", is not intended to be a complete description of the tax status of the policy.



--------------------------------------------------     -------------------------
Applicant or Policyowner                               Date



------------------------  ------------------------
Date of Prospectus        Prospectus Form Number


--------------------------------------------------     -------------------------
                                                       Date

20 WASHINGTON AVE S
MINNEAPOLIS, MN  554011900

                           VARIABLE INVESTMENT OPTIONS



The amounts shown for the death benefits, accumulation values and cash surrender values in this illustration are based on the choice of variable investment options, a gross hypothetical rate of return, policy charges, the actual portfolio expenses charged by the variable investment option reflecting any expenses voluntarily absorbed by the variable investment option or fund managers as described in the prospectus, and the assumption that the accumulation value is at all times invested according to these allocations.


                                                                                                                  Actual Portfolio
Variable Investment Options                                                                                      Operating Expenses
---------------------------                                                                                      ------------------
AIM V.I. Dent Demographic Trends Fund - Series I                                                                      1.30%
Alger American Growth Portfolio                                                                                       0.81%
Alger American Leveraged AllCap Portfolio                                                                             0.92%
Alger American MidCap Growth Portfolio Initial Class                                                                  0.88%
Alger American Small Capitalization Portfolio Initial Class                                                           0.92%
Fidelity VIP Equity-Income Portfolio Initial Class                                                                    0.57%
Fidelity VIP Growth Portfolio Initial Class                                                                           0.65%
Fidelity VIP High Income Portfolio Initial Class                                                                      0.70%
Fidelity VIP Money Market Portfolio Initial Class                                                                     0.28%
Fidelity VIP Contrafund Portfolio Initial Class                                                                       0.64%
Fidelity VIP Index 500 Portfolio Initial Class                                                                        0.28%
Fidelity VIP Investment Grade Bond Portfolio - Initial Class                                                          0.54%
GCG Trust Mid-Cap Growth Series                                                                                       0.89%
GCG Trust Fully Managed Series                                                                                        0.95%
ING Income VP Bond Portfolio Class R Series                                                                           0.50%
ING Partners UBS Tactical Asset Allocation Portfolio Initial Class                                                    0.92%
ING Partners Van Kampen ComStock Portfolio Initial Class                                                              0.95%
ING VP Index Plus LargeCap Portfolio Class R Shares                                                                   0.45%
ING VP Index Plus MidCap Value Portfolio Class R Shares                                                               0.55%
ING VP Index Plus SmallCap Portfolio Class R Shares                                                                   0.60%
ING VP Trust Small Cap Opportunities Portfolio Class R Shares                                                         0.90%
ING VP Trust Growth Opportunities Portfolio Class R Shares                                                            0.90%
ING VP Trust Growth + Value Portfolio Class R Shares                                                                  0.80%
ING VP Trust High Yield Bond Portfolio Class R Shares                                                                 0.80%
ING VP Trust International Value Portfolio Class R Shares                                                             1.00%
ING VP Trust MagnaCap Portfolio Class R Shares                                                                        0.90%
ING VP Trust MidCap Opportunities Portfolio Class R Shares                                                            0.90%
ING VP Trust Research Enhanced Index Growth Portfolio Class R Shares                                                  0.90%
Janus Aspen Series Aggressive Growth Portfolio Institutional Shares                                                   0.67%
Janus Aspen Series Growth Portfolio Institutional Shares                                                              0.66%
Janus Aspen Series International Growth Portfolio Institutional Shares                                                0.71%
Janus Aspen Series Worldwide Growth Portfolio Institutional Shares                                                    0.69%
Neuberger Berman AMT Limited Maturity Bond Portfolio                                                                  0.73%
Neuberger Berman AMT Partners Portfolio                                                                               0.87%
Neuberger Berman AMT Socially Responsive Portfolio                                                                    1.53%
OCC Accumulation Trust Equity Portfolio                                                                               0.93%
OCC Accumulation Trust Global Equity Portfolio                                                                        1.20%
OCC Accumulation Trust Managed Portfolio                                                                              0.88%
OCC Accumulation Trust Small Cap Portfolio                                                                            0.90%
Pioneer VCT Mid Cap Value Class II Shares                                                                             0.79%
Pioneer VCT Small Cap Value VCT Portfolio Class I Shares                                                              1.25%
Putnam VT Growth and Income Fund Class IA Shares                                                                      0.51%
Putnam VT New Opportunities Fund Class IA Shares                                                                      0.59%
Putnam VT Small Cap Value Fund Class IA Shares                                                                        0.94%
Putnam VT Voyager Fund Class IA Shares                                                                                0.57%

Arithmetic average annual expenses of all variable investment options                                                 0.80%


In this illustration, premiums have been allocated in equal proportions to each of the variable investment options. We recommend that you review an illustration with your planned allocation, as it will likely differ.

After deduction of the portfolio operating expenses illustrated gross annual investment returns of 0.00% and 12.00% correspond to net annual returns of -0.80% and 11.20% respectively for amounts allocated to the variable investment options.

The death benefits, accumulation values and cash surrender values assume that the accumulation value is at all times allocated according to the illustrated allocations.

These are assumed values which are not guaranteed and your actual experience may vary. See the summary pages for assumptions and guaranteed values.



                                       11